EXHIBIT 99.2

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 31, 1997
                                IN DALLAS, TEXAS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Undersigned hereby appoints Jerry J. Bonner and Thomas D. Ferguson, or either of them, with full power of substitution in each, proxies (and if the Undersigned is a proxy, substitute proxies) to vote all shares of the Undersigned in Paragon Group, Inc., at the Special Meeting of Stockholders to be held March 31, 1997, and at any and all adjournments thereof.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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                                    PARAGON GROUP, INC.
           PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

P     1.    Approval of the Agreement and Plan of Merger,   FOR  AGAINST ABSTAIN
R           dated as of December 16, 1996, by and among     |_|   |_|     |_|
O           Camden Property Trust, Camden Subsidiary, Inc.
X           and Paragon Group, Inc.
Y
      2.    The postponement or adjournment of the          FOR  AGAINST ABSTAIN
            Special Meeting for the solicitation of           |_|  |_|    |_|
            additional votes.

      3.    In their discretion, on such other matters as   FOR  AGAINST ABSTAIN
            may properly come before the Special Meeting or  |_|   |_|     |_|
            any adjournments thereof.

                                          This Proxy when properly executed will
                                          be voted in the manner directed herein
                                          by the undersigned shareholder. If no
                                          direction is made, this Proxy will be
                                          voted FOR Proposals 1, 2 and 3.
                                          ______________________________________

                                          Signature

                                          Dated: _______________________ , 1997

                                          NOTE: Please sign name exactly as it
                                          appears on the stock certificate. Only
                                          one of several joint owners need sign.
                                          Fiduciaries should give full title.